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                                                                   Exhibit 4.2

                   CONSENT OF CASSELS BROCK & BLACKWELL LLP

We consent to the reference to our firm and our opinion under the captions "Legal Matters" and "Certain Canadian Federal Income Tax Considerations," in the Offer and Circular included in this Registration Statement on Form F-80 of Industrial Alliance Insurance and Financial Services Inc.

                                       Very truly yours,

                                       /s/ CASSELS BROCK & BLACKWELL LLP
                                           CASSELS BROCK & BLACKWELL LLP

Toronto, Ontario
November 18, 2005